Exhibit 10.24

Amendment No. 1 to Asset Purchase Agreement

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of July 15, 2026, is by and among (a) BLUE TECH INDUSTRIES, INC., a Delaware corporation (the “Purchaser”); (b) BIOSTEM TECHNOLOGIES, INC., a Delaware corporation (“Parent”) (solely for the purposes of Section 7.14 of the Agreement); (c) BIOTISSUE HOLDINGS INC., a Florida corporation (“BT Holdings”); and (d) BIOTISSUE SURGICAL INC., a Delaware corporation (“BT Surgical”, together with BT Holdings, the “Sellers” and each, a “Seller”). The Purchaser and the Sellers are sometimes individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein will have the meanings ascribed to them in the Agreement (as defined below).

BACKGROUND

A.  The Parties are parties to that certain Asset Purchase Agreement dated as of January 21, 2026 (the “Agreement”).

B.  On June 5, 2026, the U.S. Food and Drug Administration issued the FDA 510(k) Clearance (as defined in Exhibit A, paragraph (mm) of the Agreement) under submission number K253204 for the Catalyze Product (as defined in Exhibit A, paragraph (n) of the Agreement), and the Sellers have provided documentation evidencing the same to the Purchaser in accordance with Section 1.8 of the Agreement.

C.  Pursuant to Section 1.8 of the Agreement, the Purchaser is obligated to pay the Clearance Payment (as defined in Exhibit A, paragraph (p) of the Agreement) to the Sellers within 30 days of the Purchaser’s receipt of the FDA 510(k) Clearance Notice (as defined in Section 1.8 of the Agreement).

D.  The Parties desire to amend the Agreement to extend the deadline for payment of the Clearance Payment.

In consideration of the foregoing and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

Section 1.1. Extension of Clearance Payment Deadline. Notwithstanding Section 1.8 of the Agreement, the deadline for the Purchaser to pay the Clearance Payment to the Sellers is hereby extended to the close of business on August 13, 2026 (the “Extended Payment Deadline”). For the avoidance of doubt, the Purchaser may pay the Clearance Payment at any time prior to the Extended Payment Deadline. All other terms and conditions of Section 1.8 of the Agreement will remain in full force and effect.

Section 2.1. Extension Payment; Clearance Payment Deposit.

a.	On July 6, 2026, the Purchaser paid to the Sellers a total of Five Hundred Thousand Dollars ($500,000.00), by wire transfer to the account designated in writing to the Purchaser by the Sellers, allocated initially as follows: (a) Two Hundred Fifty Thousand Dollars ($250,000.00) as consideration for the extension of the payment deadline as set forth in Section 1.1 of this Amendment (the “Extension Payment”); and (b) Two Hundred Fifty Thousand Dollars ($250,000.00) as an advance against the Clearance Payment payable under Section 1.8 of the Agreement (the “Advance Payment”). The Advance Payment shall reduce the remaining balance of the Clearance Payment due under Section 1.8 of the Agreement; provided, the remaining balance of the Clearance Payment is received by the Sellers on or before August 13, 2026, or, if the payment set forth in Section 2.1(b) below is timely made in accordance with its terms, on or before September 15, 2026, otherwise such payment shall be allocated as consideration for the extension of the payment deadline(s) and/or damages for failure to meet the Clearance Payment Deadline. The Sellers hereby acknowledge receipt of the full $500,000.00 paid by the Purchaser pursuant to this Section 2.1.

b.	In the event that the Clearance Payment has not been received on or before the Extended Payment Deadline, the Purchaser shall pay to the Sellers on or before the Extended Payment Deadline an additional Five Hundred Thousand Dollars ($500,000.00), by wire transfer to the same account designated in writing to the Purchaser by the Sellers under Section 2.1(a), allocated initially as follows: (a) Two Hundred Fifty Thousand Dollars ($250,000.00) as consideration for an additional extension of the payment deadline from the date set forth in Section 1.1 of this Amendment to August 31, 2026; and (b) Two Hundred Fifty Thousand Dollars ($250,000.00) as an advance against the Clearance Payment payable under Section 1.8 of the Agreement (the “Further Advance Payment”). The Further Advance Payment shall reduce the remaining balance of the Clearance Payment due under Section 1.8 of the Agreement and this Amendment; provided, the remaining balance of the Clearance Payment is received by the Sellers on or before August 31, 2026, otherwise the Further Advance Payment shall be allocated as consideration for an additional extension of the payment deadline from August 31, 2026 to September 15, 2026, and shall be treated as damages for failure to meet the Clearance Payment Deadline only in the event of a failure described in Section 2.1(c) below.

c.	Parties acknowledge and agree as follows, if Purchaser fails to make the payment set forth in Section 2.1(b), on the terms set forth therein, or the Clearance Payment by September 15, 2026: (1) Purchaser shall forfeit any and all rights to any and all payments made pursuant to Section 2.1, and such forfeited amounts shall be credited against, and count toward, any Indemnifiable Losses (as defined in the Agreement) otherwise owed by the Purchaser to the Sellers under the Agreement; and (2) the Clearance Payment shall be immediately due and payable, without further notice or delay in accordance with, and subject to, the terms and conditions of the Agreement.

Section 3.1. RESERVED.

Section 4.1. Transfer Obligations. For the avoidance of doubt, the extension of the payment deadline set forth in Section 1.1 of this Amendment does not modify, waive or otherwise affect the Sellers’ obligations under Section 1.8 of the Agreement to transfer ownership of the FDA 510(k) Clearance and provide copies of all related documentation to support the 510(k) submission to the Purchaser within 15 days following payment of the Clearance Payment, at the Sellers’ sole expense.

Section 5.1. Authority. Each Party represents and warrants to the other Parties that (a) it has the full corporate power and authority to execute, deliver and perform this Amendment; (b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action, including any required approval of its board of directors or equivalent governing body; and (c) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general principles of equity.

Section 6.1. Effect of Amendment. Except as expressly modified by this Amendment, the Agreement will remain in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between this Amendment and the Agreement, this Amendment will control. For the avoidance of doubt, nothing in this Amendment will constitute a waiver of any Party’s rights or remedies under the Agreement.

Section 7.1. Miscellaneous. Section 7.1 (Construction), Section 7.3 (Counterparts; Copies), Section 7.4 (Expenses), Section 7.5 (Notices), Section 7.6 (Governing Law; Consent to Jurisdiction), Section 7.7 (Waiver of Jury Trial) and Section 7.11 (Severability) of the Agreement are each incorporated herein by reference and will apply to this Amendment as if set forth in full herein.

[signatures follow on next page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

PARENT:

BIOSTEM TECHNOLOGIES, INC.

By:	/s/ Jason Matuszewski
	Name:	Jason Matuszewski
	Title:	Chief Executive Officer

PURCHASER:

BLUE TECH INDUSTRIES, INC.

By:	/s/ Jason Matuszewski
	Name:	Jason Matuszewski
	Title:	Chief Executive Officer

SELLERS:

BIOTISSUE HOLDINGS INC.

By:	/s/ Timothy E. Davis, Jr.
	Name:	Timothy E. Davis, Jr.
	Title:	President and Chief Executive Officer

BIOTISSUE SURGICAL INC.

By:	/s/ Timothy E. Davis, Jr.
	Name:	Timothy E. Davis, Jr.
	Title:	President and Chief Executive Officer

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